LOCK-UP AGREEMENT

March 17 , 2017

Superstar Vape, Inc.:

The undersigned, Lisa Nelson and Frank Perella, and each of them, understands that Superstar Vape, Inc., a Nevada corporation (the "Company"), intends to file a registration statement, on Form S-1 (the "Registration Statement"), with the Securities and Exchange Commission (the "SEC").

For good and valuable consideration, receipt of which is hereby acknowledged, the undersigned hereby agree, beginning upon the effectiveness of the Registration Statement and extending for a period of three (3) years subsequent to the date of effectiveness, that neither will limit the sale of the common stock of Superstar Vape, Inc. held by them, in any 12-month period, to 50% of the number of shares that would be permitted to be sold by an individual under Rule 144 under the Securities Act of 1933, as amended. This agreed-upon limitation equals an aggregate of 1% of the total outstanding shares of Superstar Vape, Inc. every three months.

If, for any reason, either of the undersigned terminates employment/directorship of Superstar Vape, Inc. during the three year period subsequent to the date of effectiveness, all of the remaining shares of common stock of Superstar Vape, Inc. held or owned by that individual will be contributed to the treasury of Superstar Vape, Inc.

This agreement will be governed and construed in accordance with the laws of the State of Arizona. The undersigned agree to perform any further acts and execute and deliver any other documents that may be reasonably necessary to carry out provisions of this Lock-Up Agreement. This Lock-Up Agreement may be altered, amended or modified in whole or in part at any time only by a writing signed by the Company and the undersigned. This Lock-Up Agreement shall be binding upon and shall inure to the benefit of the parties, their respective heirs, legal representatives, beneficiaries, successors, and permitted assigns.

The undersigned covenant and enter into this Lock-Up Agreement with the knowledge that a restriction on the sale of stock by Company insiders is important to the SEC and potential investors and that the parties will be irreparably damaged in the event this Lock-Up Agreement is not specifically enforced. Accordingly, in the event of any controversy concerning the right or obligation to purchase or sell any of the stock of this Company or to perform any other act pursuant to this Lock-Up Agreement, such right or obligation shall be enforceable in a court of equity by a decree of specific performance. Such remedy shall be cumulative and non-exclusive, being in addition to any and all other remedies the parties may have. The party against whom specific enforcement is being sought hereby waives any requirement for securing or posting bond in connection with the enforcing party obtaining an injunction or other form of equitable relief.

In the event any party hereto shall bring any action or proceeding to enforce any provision of this

Lock-Up Agreement against any other party (or any transferee or rights pursuant hereto), the prevailing party, whether at trial or on appeal, shall be entitled to recover reasonable attorney fees, costs and disbursements in addition to any other relief to which such party is entitled. If any provision of this Lock-Up Agreement shall be for any reason invalid or unenforceable, the remaining provisions shall nevertheless continue in full force without being invalidated in any way.

IN WITNESS WHEREOF, this Lock-Up Agreement has been executed by the parties hereto on the day and year first written above.

"Company"
Superstar Vape, Inc.

/s/ Lisa Nelson

Lisa Nelson

/s/ Lisa Nelson

Lisa Nelson, an individual

/s/ Frank Perella

Frank Perella, an individual